Exhibit 99.1

Press Release

Orthovita, Inc.

77 Great Valley Parkway

Malvern, PA 19355

USA

For Immediate Release	Company Contact:

Nancy C. Broadbent
Senior Vice President and Chief Financial Officer
Orthovita, Inc.
(484) 323–8835

Orthovita Announces 2009 Third Quarter Sales

MALVERN, PA, USA, October 22, 2009 – Orthovita, Inc. (NASDAQ: VITA), a leading orthobiologics and biosurgery company, today announced that product sales for the third quarter of 2009 were $22.3 million, an 8% increase over product sales of $20.6 million in the third quarter of 2008. For the first nine months of 2009, product sales increased 22% to $68.5 million compared to $56.1 million for the first nine months of 2008. Results for the three and nine months ended September 30, 2009 include $400,000 from the sale of Cortoss™, the Company’s novel synthetic biomaterial that was cleared by the FDA in June 2009 for the treatment of vertebral compression fractures. Orthovita initiated a limited, controlled launch of Cortoss in July 2009 using a small group of its highly trained direct sales representatives and broadened the launch to its entire sales force for the fourth quarter of 2009.

The Company plans to release complete financial results for the third quarter of 2009 on November 4, 2009.

Conference Call

Antony Koblish, President and Chief Executive Officer, and Nancy C. Broadbent, Senior Vice President and Chief Financial Officer of Orthovita, will host a conference call at 8:30 a.m. Eastern Time on Thursday, November 5, 2009 to review and discuss the third quarter 2009 financial results. The phone number to join the conference call from within the U.S. is (888) 815-2919, and from outside the U.S. is (706) 643-3675; the conference identification number is 35689143. Listeners are advised to dial in ten minutes prior to the scheduled start time for the conference call. A replay of the conference call will be available for two weeks beginning November 5, 2009 at

11:30 a.m. Eastern Time, and ending November 19, 2009, at 11:59 p.m. Eastern Time. You may listen to the replay by dialing within the U.S. (800) 642-1687 or by dialing from outside the U.S. (706) 645-9291. The replay identification number is 35689143.

About the Company

Orthovita is an orthobiologics and biosurgery company that develops and markets novel medical devices. Our orthobiologics platform offers products for the fusion, regeneration, and fixation of human bone. Our biosurgery platform offers products for controlling intra-operative bleeding, also known as hemostasis. Our current fusion and regeneration products are based on our proprietary VitossTM Bone Graft Substitute technology and address the non-structural bone graft market with synthetic, bioactive alternatives to patient- and cadaver-derived bone tissue. CortossTM Bone Augmentation Material, an injectable, polymer composite that mimics the structural characteristics of human bone, provides the basis for our fixation portfolio. Cortoss received clearance in June 2009 for vertebral augmentation. Our hemostasis portfolio includes VitagelTM Surgical Hemostat, a unique, collagen-based matrix that controls bleeding and facilitates healing, and Vitasure™ Absorbable Hemostat, a plant-based product that can be deployed quickly throughout surgery.

Disclosure Notice

This press release may contain forward-looking statements regarding Orthovita’s current expectations of future events that involve risks and uncertainties, including, without limitation, the demand and market acceptance of our products, including CORTOSS, our ability to successfully launch Cortoss, our ability to achieve our sales and net loss forecast for 2009, and other aspects of our business. Such statements are based on management’s current expectations and are subject to a number of substantial risks and uncertainties that could cause actual results or timeliness to differ materially from those addressed in the forward-looking statements. Factors that may cause such a difference are listed from time to time in reports filed by the Company with the U.S. Securities and Exchange Commission (SEC), including but not limited to risks described in our most recently filed Form 10-K under the caption “Risk Factors.” Further information about these and other relevant risks and uncertainties may be found in Orthovita’s filings with the SEC, all of which are available from the SEC as well as other sources. Orthovita undertakes no obligation to publicly update any forward-looking statements.

Source: Orthovita, Inc.